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                                                                    News Release

[INTERSIL LOGO]

FOR IMMEDIATE RELEASE:

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
           Brent Dietz                                        Meghan Dalton
           Intersil Public Relations                          Intersil Investor Relations
           Phone: (321) 729-5973                              Phone: (949) 341-7062
           E-mail: bdietz@intersil.com                        E-mail: mdalton@intersil.com
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          INTERSIL SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SICOM, INC. --
         ACQUISITION STRENGTHENS LEADERSHIP POSITION IN WIRELESS ACCESS

- SiCOM acquisition adds Broadband Wireless Access (BWA) solutions to Intersil's arsenal of high-data-rate communications products



IRVINE, Calif., October 17, 2000 - Intersil Corporation (NASDAQ: ISIL), a leading provider of silicon technology for wireless access and communications markets, announced today that it has signed a definitive agreement to acquire Scottsdale, Arizona-based SICOM, INC. in an all-stock transaction. Completion of the acquisition is subject to regulatory approval by the U.S. Federal Trade Commission (FTC)



"The acquisition of SiCOM helps underscore Intersil's commitment to provide wireless semiconductor and software architectures supporting the growing demand for wireless access to broadband content within homes, offices, airports, hotels and other public places," said Greg Williams, president and CEO of Intersil. "SiCOM brings us a wealth of engineering talent, broadband wireless solutions and an outstanding patent portfolio to Intersil. We believe that this acquisition is a synergistic fit for us, bringing our customers closer to a high-data-rate, end-to-end solution for wireless connectivity to broadband content."


The SiCOM acquisition gives Intersil proprietary technologies for programmable modem architectures, increased network capacity and reduced overall system costs. SiCOM is a fabless semiconductor manufacturer that offers broadband modem silicon reference designs and software, programmable Application Specific Standard Parts (ASSPs) and board level products for equipment manufacturers serving fixed wireless infrastructure and access markets.



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Williams added, "With the SiCOM and No Wires Needed acquistions complete and strategic alliances with Silicon Wave and Sygate(R) Technologies (formerly Sybergen Networks) well underway, we feel that we're building a strong technology foundation to deliver wireless access solutions to our customers."

In connection with the acquisition, Intersil agreed to issue 3,605,778 shares of its Class A Common Stock in exchange for all of SiCOM's outstanding securities.

ABOUT INTERSIL

Irvine, California-based Intersil uses its semiconductor expertise to enable highly integrated voice, data and video communications. Intersil's integrated communications portfolio includes PRISM(R) Wireless Local Area Network (WLAN) chip sets that enable mobile connectivity products for the home and office; analog and mixed-signal integrated circuits for broadband access to wireless and wired Wide Area Networks (WANs); and power management products that enable 24x7 reliability in network servers, next generation PCs and information appliances. For more information about Intersil, visit the company's Internet homepage at www.intersil.com.

This press release contains information relating to the acquisition of SiCOM and to the broadband wireless access market that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current expectations, estimates, beliefs, assumptions, and projections about our business and our industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These forward-looking statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in the forward looking statements as a result of various risk factors. Important risk factors that may cause such a difference for Intersil Holding Corporation ("Intersil") in connection with the acquisition of SiCOM include, but are not limited to, the risks inherent in acquisitions of technologies and companies, including integration issues, unanticipated costs and expenditures, changing relationships with customers and suppliers, potential contractual, intellectual property, and employment issues, accounting treatment and charges, and the risks that the acquisition cannot be successfully completed or that the anticipated synergies and benefits cannot be realized; the rate at which present and future customers adopt Intersil's and SiCOM's technologies and products in the broadband wireless access market; delays in the adoption and acceptance of industry standards in the broadband wireless access market; the timing of customer/industry qualification and certification of Intersil's and SiCOM's products and the associated risks of non-qualification and non-certification. Important risk factors that may cause such material differences for Intersil in connection with the broadband wireless access market include, but are not limited to, the rate at which our present and future customers and end-users adopt Intersil's wireless access technologies and products; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes; as well as other risk factors detailed from time to time in Intersil's filings with the U.S. Securities & Exchange Commission ("SEC") which you may obtain for free at the SEC's website at www.sec.gov. These forward-looking statements are made only as of the date of this press release and Intersil undertakes no obligation to update or revise these forward-looking statements.

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PRISM is a registered trademark of Intersil Corporation.

Sygate is a registered trademark of Sygate Technologies, Inc.